Exhibit 10.1(a)

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement by and among TOR MINERALS INTERNATIONAL, INC., formerly known as Hitox Corporation of America, Inc., a Delaware corporation ("Borrower") and BANK OF AMERICA, N.A., a national banking association which is the successor in interest by merger to NationsBank of America, N.A. ("Bank").

Recitals:

I. Borrower has entered into a Loan Agreement with Bank dated August 31, 1995, which has been amended by a First Amendment to Loan Agreement dated July 31, 1996 and a Second Amendment to Loan Agreement dated July 17, 1998 and a Third Amendment to Loan Agreement dated March 3, 2000 and a Fourth Amendment to Loan Agreement dated as of April 30, 2000 (as amended, the "Loan Agreement"). Words which are capitalized herein which are defined in the Loan Agreement shall have the same meanings as in the Loan Agreement.

II. Borrower has requested that Bank (a) waive Borrower's default under Section 4.21 of the Loan Agreement for the period ended March 31, 2001 (the "Existing Default"), and (b) modify said Section 4.21 of the Loan Agreement.

    Subject to the terms and conditions hereof, Bank has agreed to such request.

NOW, THEREFORE, for valuable consideration, Borrower and Bank mutually agree that the Loan Agreement shall be, and is hereby, amended as follows:

1. Amendment to Section I. The second sentence of Section I of the Loan Agreement is amended in its entirety to read as follows:

"The total amount of all loans and letters of credit outstanding under the Revolving Note may vary from time to time, but shall not exceed in the aggregate at any one time the lesser of (a) $1,350,000 or (b) 80% of Borrower's Eligible Accounts Receivable."

2. Amendment to Paragraph 4.21. Paragraph 4.21 of the Loan Agreement is amended to read as follows:

4.21 Funded Debt Coverage. Borrower agrees that it will maintain a funded debt coverage ratio, on an unconsolidated basis, of no greater than 3.50 to 1.0 on June 30, 2001 and on each September 30, December 31, March 31 and June 30 thereafter. Compliance with the foregoing shall be calculated for the periods elapsed since April 1, 2001, annualized, until the test date of March 31, 2002 and thereafter, when is shall be for the four immediately preceding quarters. For purposes of this calculation, Borrower's funded debt coverage shall mean that ratio of Borrower's funded debt to Borrower's cash flow. Borrower's funded debt shall include the principal amount of all outstanding promissory notes and capital lease obligations. Borrower's cash flow shall mean Borrower's net income before taxes on a book basis (a) plus (i) interest expense, (ii) depreciation and amortization, and (iii) other non-cash expenses, (b) less gains on the sale of assets and cash dividends.

3. Term Loan Modifications. The following modifications are hereby made to the Term Loan and the Term Note:

(a) On the date of execution hereof, Borrower shall make a principal payment on the Term Note in the amount of $200,000 (the "Term Loan Payment") and the outstanding principal balance of the Term Note, after such payment, shall be $1,000,000.

(b) The first paragraph of Section 1 of the Term Note is hereby amended in its entirety to provide for the following interest rate:

RATE. The interest rate shall be the Bank's Prime Rate plus 1% per annum.

(c) The second paragraph of Section 4 of the Term Note is hereby amended in its entirety to provide for the following payment schedule:

MONTHLY PRINCIPAL AND INTEREST PAYMENTS. Principal and interest shall be paid monthly commencing July 3, 2001, and continuing on the third (3rd) day of each calendar month thereafter until the stated maturity of this Note, when all principal and any accrued but unpaid interest thereon shall be paid. Such monthly payment shall be in the amount of the sum of (a) $16,666.67 in principal (60 month straight line amortization), plus (b) all accrued but unpaid interest on this Note to the date of payment.

      The Maturity Date of the Term Note is hereby extended to March 31, 2002.

4. Waiver; Conditions Precedent. Subject to satisfaction by Borrower of the following terms and conditions, Bank hereby waives the Existing Default:

(a) execution and delivery of this Agreement, a new Security Agreement (covering, among other collateral, Borrower's equipment), and financing statements reflecting such security interest, each of which shall be in form and substance acceptable to Bank;

(b) payment to Bank of the Term Loan Payment (as defined in paragraph 3(a) above); and

(c) payment to Bank of a waiver fee in the amount of $5,875.00 (0.25% of the commitment under the Revolving Note and the balance of the Term Note);

5. Financial Statements; Litigation. Borrower represents to Bank that all financial statements which have been furnished to Bank are correct and complete in all material respects, and fairly represent the financial condition of Borrower on the dates thereof or for the periods specified therein, and that no material adverse change has occurred since the date of the latest of such financial statements. No litigation, arbitration proceedings or governmental or regulatory proceedings are pending or threatened against Borrower which, if adversely determined, would be likely to adversely affect Borrower's financial condition or the legality, validity or enforceability of the Loan Agreement, Notes or Security Documents.

6. Prior Documents. Borrower ratifies and confirms that all of the representations and warranties, covenants, events of default and other provisions of the Loan Agreement are true and correct and remain in full force and effect, as of the date hereof. Borrower further ratifies and confirms that all of the Security Documents shall also remain in full force and effect until the Notes are paid in full.

7. RELEASE. For valuable consideration received to the full satisfaction of Borrower, Borrower waives and releases any and all causes of action against Bank, its agents and employees, for all acts and omissions which have occurred prior to the signing of this Third Amendment to Loan Agreement, including but not limited to all causes of action for claims of usury, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with corporate governance, tortious interference with contractual and business relationships, conflicts of interest, misuse of insider information, concealment, disclosure, secrecy, misuse of collateral, wrongful release of collateral, failure to inspect, environmental due diligence, negligent loan processing and administration, wrongful setoff, violations of statutes and regulations of governmental entities and agencies (both civil and criminal), racketeering activities, security and antitrust violations, tying arrangements, deceptive trade practices (to the maximum extent permitted by law), and breach or abuse of any alleged fiduciary duty, special relationship, course of conduct and/or obligation of good faith and fair dealing. Bank and Borrower further agree that the amount of their damages in all causes of action, including causes of action arising after the date hereof, shall be limited to exclude all (i) punitive and exemplary damages, (ii) damages attributable to lost profits or opportunity, (iii) damages attributable to mental anguish and (iv) damages attributable to pain and suffering, and the parties do hereby waive and release all such damages with respect to any and all causes of action which may arise at any time against any other party, their agents and employees.

8. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

(1) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M..S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

(2) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

9. COMPLETE AGREEMENT. THE WRITTEN LOAN AGREEMENT IS AMENDED, THE NOTES AND ALL CURRENTLY AND PREVIOUSLY EXECUTED SECURITY DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Dated: June 30, 2001.

BORROWER:

TOR MINERALS INTERNATIONAL, INC.

By:_____________________________________

Richard L. Bowers,
President and Chief Executive Officer

BANK:

BANK OF AMERICA, N.A.

By:_____________________________________

Lynn Johnston, Vice President